                              AMENDED AND RESTATED
                             ARTICLES OF PARTNERSHIP
                                       OF
                                 LABRANCHE & CO.


     Amended and Restated Articles of Partnership of LaBranche & Co., a New York limited partnership, made as of August __, 1999, by and among, LaB Investing Co. L.L.C., a New York limited liability company, as the general partner (the "GENERAL PARTNER"), and LaBranche & Co Inc., a Delaware corporation, as the limited partner (the "LIMITED PARTNER") (the General Partner and the Limited Partner being collectively referred to herein as the "PARTNERS").

                               W I T N E S S E T H

     WHEREAS, LaBranche & Co. (the "PARTNERSHIP") has conducted business as a New York limited partnership pursuant to Articles of Partnership dated as of January 1, 1989, which were amended as of January 1, 1990, January 1, 1991, January 1, 1992, July 1, 1992, January 1, 1993, January 1, 1994, January 1, 1995, April 1, 1995, January 1, 1996, July 1, 1996, January 1, 1997, July 1,
1997 and August 1, 1997, amended and restated as of January 1, 1998 and further amended as of July 1, 1998 and January 1, 1999 (the Articles of Partnership, as amended, are referred to as the "AGREEMENT");

     WHEREAS, the General Partner, the Limited Partner and the former limited partners of the Partnership entered into a Plan of Incorporation, dated as of June 17, 1999 (the "PLAN OF INCORPORATION"), pursuant to which each of the former limited partners exchanged his, her or its entire limited partnership interest in the Partnership for cash and/or securities of the Limited Partner;

     WHEREAS, the Limited Partner, as a result of the transactions contemplated by the Plan of Incorporation, has become the sole limited partner of the Partnership; and

     WHEREAS, the Partners now wish to further amend and restate the Agreement in order to reflect the foregoing and to reflect their agreement regarding certain other matters pertaining to the operation of the Partnership;

     NOW, THEREFORE, it is agreed that the Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                  ORGANIZATION

          SECTION 1.1. The Partnership is organized pursuant to the provisions of Article 8-A of the Partnership Law of the State of New York, and the rights and liabilities of the Partners shall be as provided therein, except as otherwise expressly provided in this Agreement.

                                   ARTICLE II

                                      NAME

          SECTION 1.2. The Partnership shall conduct business under the name of LaBranche & Co.

                                   ARTICLE III

                                    PURPOSES

          SECTION 1.3. The purposes of the Partnership are to carry on and transact the business of dealers and brokers, for the account of the Partnership and on commission for others, in stocks, bonds and other securities, commodities and options, including put and call options or any combination thereof written by the Partnership or by others, in respect of securities and commodities, to act as a specialist on the New York Stock Exchange (the "EXCHANGE"), to engage in a general brokerage business and do all business necessary or incident thereto as a member firm of the Exchange, to engage as principal or agent in any other business or activity consistent with the Constitution and Rules of the Exchange, and to engage in such other related business as may be determined by the General Partner.

                                   ARTICLE IV

                    PRINCIPAL PLACE OF BUSINESS; FISCAL YEAR

          SECTION 1.4. The principal place of business of the Partnership shall be at One Exchange Plaza, New York, New York 10006, or at such other location or locations as may be designated by the General Partner.

          SECTION 1.5. Unless changed by the General Partner, the fiscal and taxable year of the Partnership shall be the calendar year.

                                    ARTICLE V

                                      TERM

          SECTION 1.6. The Partnership shall continue until its termination or dissolution in accordance with the provisions of this Article V or, if earlier, as required by the laws of the State of New York.

          SECTION 1.7. The General Partner may liquidate and dissolve the Partnership at any time upon notice to the Limited Partner, and the assets of the Partnership shall then be applied in accordance with Article XXII hereof.

          SECTION 1.8. Upon the withdrawal of the General Partner from the Partnership at any time, notwithstanding anything to the contrary contained in this Agreement, the Partnership shall be liquidated and dissolved, and the assets of the Partnership shall be applied in accordance with Article XXII.

                                   ARTICLE VI

                              MANAGEMENT; LIABILITY

          SECTION 1.9. The management of the Partnership business shall be the full and complete responsibility of the General Partner alone, and the Limited Partner as such shall take no part in or interfere in any manner with the management, conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership. The management of the General Partner shall be vested in a Managing Committee, as provided for in the Amended and Restated Operating Agreement of the General Partner, dated as of the date hereof, as it may be amended from time to time. The Managing Committee shall designate two or more persons who are members or allied members of the Exchange, and who are otherwise acceptable to the Exchange, to act on behalf of the Partnership in connection with the Partnership's day-to-day dealings with the Exchange.

          SECTION 1.10. The Limited Partner shall have no liability for the contractual obligations and other liabilities of the Partnership.

                                   ARTICLE VII

                              CAPITAL CONTRIBUTIONS

          SECTION 1.11. As of the date hereof, the Partners shall be credited with having made the following contributions to the capital of the Partnership:

          GENERAL PARTNER:

          LaB Investing Co. L.L.C.                   $       ___________

          LIMITED PARTNER:

          LaBranche & Co Inc.                        $___________

          SECTION 1.12. If the General Partner, at any time or from time to time, determines, in its sole discretion, that the Partnership requires an additional capital contribution of cash or securities to enable the Partnership to conduct its business operations, then the Limited Partner shall make such additional capital contribution at such time or times and in such amounts as shall be specified by the General Partner.

          SECTION 1.13. With the prior consent of the General Partner, the Limited Partner may make an additional capital contribution to the Partnership. Any additional contributions referred to in the preceding sentence may be made in cash or in such securities as may be approved by the General Partner.

          SECTION 1.14. No Partner may withdraw any portion of its capital contribution, and no Partner shall be entitled to the return of its contribution to capital, except as provided in this Agreement or upon dissolution.

          SECTION 1.15. A capital account shall be maintained for each Partner and shall be credited with such Partner's contributions of capital to the Partnership and its allocable share of Partnership income and gain (or items thereof), and shall be debited by the amount of money distributed to that Partner by the Partnership, the fair market value of any property distributed to it by the Partnership, and its allocable share of Partnership loss and deduction (or items thereof), both as determined under Section 8.02 hereof.

          SECTION 1.16. Notwithstanding anything to the contrary contained in this Agreement, all withdrawals of capital shall be subject to the limitations set forth in Section 14.01 hereof.

          SECTION 1.17. The Partners shall not be paid interest on their capital contributions.

                                  ARTICLE VIII

                               PROFITS AND LOSSES

          SECTION 1.18. Net profits or net losses of the Partnership shall be determined in accordance with generally accepted accounting principles, and shall be allocated to the Partners for each calendar quarter or for any shorter period as the General Partner may determine from time to time. Allocated profits shall be distributed to each of the Partners at such times as the General Partner shall determine.

          SECTION 1.19. Net profits and net losses of the Partnership for each fiscal year or portion thereof shall be allocated among the Partners in the following percentages:

          GENERAL PARTNER:
          LaB Investing Co. L.L.C.               ______%

          LIMITED PARTNER:
          LaBranche & Co Inc.                    ______%

          SECTION 1.20. Notwithstanding anything to the contrary contained in this Agreement, if the Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which creates or increases a deficit balance in its capital account, it shall be allocated all income (gross income if required by Treasury Regulations and net profits if not so required) of the Partnership in proportion to its negative capital account balance in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Such allocation of net profits or income is herein termed a "QUALIFIED INCOME OFFSET" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), and shall comply with such provision in all respects. In any such case, the General Partner shall be allocated in each subsequent period all net profits otherwise allocable to the Limited Partner until the aggregate amount of the net profits so allocated to the General Partner shall equal the amount of net profits which would otherwise have been allocated to the General Partner absent the allocation of net profits or gross income to the Limited Partner pursuant to the Qualified Income Offset, after which allocations of net profits and net losses of the Partnership shall be made in accordance with Section 8.02 hereof.

          SECTION 1.21. For Federal income tax purposes, net profits and net losses, and any item of income, gain, loss, deduction or credit, including, without limitation, net long-term capital gain, net long-term capital loss, net short-term capital gain, net short-term capital loss, ordinary income and ordinary loss shall be allocated so as to take account of the variation between the adjusted tax basis and the book value of any property contributed by the Partners to the Partnership in accordance with the principles of
Section 704(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), as prescribed by Treas. Reg. Section 1.704-1(b)(4)(i), and subject to the limitations of Treas. Reg. Section 1.704-1(c)(2). All such allocations shall, in addition, take account of each Partner's varying interest for any particular fiscal year and withdrawals made under this Agreement in accordance with Section 706 of the Code.

          SECTION 1.22. The provisions of this Agreement are intended to comply with Treas. Reg. Section 1.704-1(b) issued pursuant to Section 704(b) of the Code and shall be interpreted in a manner consistent with such Treasury Regulations. The General Partner may, without the consent of the Limited Partner, amend the provisions of this Agreement and the manner in which net profits and net losses (or other items) are allocated to the extent (but only to the extent) necessary to comply with Treas. Reg. Section 1.704-1(b). In addition, the capital accounts of the Partners shall at all times be adjusted and maintained in accordance with the requirements of Treas. Reg. Section 1.704-1(b)(2)(iv), and the provisions of this Agreement shall be construed in a manner consistent therewith, and shall be adjusted as required by Treas. Reg. Section 1.704-1(b)(2)(iv)(g).

                                   ARTICLE IX

                        ADMISSION OF ADDITIONAL PARTNERS

          SECTION 1.23. Subject to compliance with the foregoing terms of this Agreement, additional limited partners may be admitted to the Partnership upon such terms and conditions as the General Partner shall determine, such admission shall occur immediately upon the consent of the General Partner, and no other consent of the Limited Partner shall be required for the admission of additional limited partners. Upon the admission of a new limited partner to the Partnership, the existing Partners' respective percentage interests in the profits and losses of the Partnership, as determined pursuant to Article VIII hereof, shall be adjusted proportionately to reflect the admission of such new limited partner and the dilution of the respective percentage interests of all the other existing Partners. The admission of a new limited partner shall not dissolve the Partnership, and the continuing Partnership shall be the same firm for all purposes.

          SECTION 1.24. The consent of the Limited Partner will be required for the admission of a new or additional general partner, other than in accordance with Article XVI hereof.

                                    ARTICLE X

                                   WITHDRAWAL

          SECTION 1.25. With the prior written consent of the General Partner, the Limited Partner may withdraw from the Partnership effective as of the end of any calendar quarter, or effective as of such other date as the General Partner and the Limited Partner may mutually agree, provided, however, that any withdrawal of capital hereunder shall be subject to the limitations set forth in
Section 14.01 hereof.

          SECTION 1.26. At any time, the General Partner may, by written notice (a "WITHDRAWAL NOTICE") given to the Limited Partner, require the Limited Partner to withdraw from the Partnership effective upon the close of business on the date specified in the Withdrawal Notice.

          SECTION 1.27. The term "INVENTORY DATE" shall mean the effective date of the Limited Partner's withdrawal.

          SECTION 1.28. The General Partner shall not withdraw from the Partnership without the consent of the Limited Partner.

                                   ARTICLE XI

                                  FINAL PAYMENT

          SECTION 1.29. In the event the Limited Partner withdraws from the Partnership, a payment (the "FINAL PAYMENT") shall be made to the Limited Partner in an amount representing the value of its interest in the Partnership. The Final Payment shall be determined as of the Inventory Date applicable to the Limited Partner and, subject to the provisions of Article XIV hereof, shall be made ninety (90) days after the Inventory Date or on such earlier date as the General Partner shall determine. The Final Payment shall be made without interest, except that payment of the capital account of the Limited Partner shall be made with interest from the Inventory Date at the broker's call rate, as in effect from time to time. The Final Payment shall be made in cash, unless the General Partner determines to make payment, in whole or in part, in kind.

          SECTION 1.30. The amount of the Final Payment shall be determined by the General Partner in accordance with generally accepted accounting principles consistently applied and with such reserves for any obligations, claims, causes of action, liabilities or other contingencies as the General Partner may deem necessary or proper, subject to the following provisions: (i) each position in listed securities, whether long or short, shall be marked to market on the Inventory Date at the closing price on the principal exchange on which such securities are traded, but, if there were no sales in such securities on the Inventory Date, then such securities shall be marked to either the mean between the bid and asked prices thereof on such date or, in the sole discretion of the General Partner, the last closing price of such securities on the principal exchange on which such securities are traded; (ii) each position in over-the-counter securities, whether long or short, shall be marked to the market on the Inventory Date at the last sales price thereof as reported by the National Association of Securities Dealers Automated Quotation System or, if not so reported, to the mean between the high bid and low asked prices in the quotations furnished by the National Association of Securities Dealers, Inc., where available, or in the quotations furnished by one or more of the principal dealers in such securities; (iii) each position in securities which are not readily marketable shall be valued as of the Inventory Date by the General Partner in its sole, absolute and final discretion; (iv) although the Partnership's fiscal year may not have closed for other purposes, the Partnership's fiscal year shall be deemed to have closed on the Inventory
Date for the limited purpose of determining the value of the interest of the Limited Partner; (v) allocation of unrealized gains or losses in securities held by the Partnership shall be made on the basis that such securities were sold on the Inventory Date at the market value thereof; (vi) no value will be placed upon or will any allowance be made for or on account of the goodwill or trade name of the Partnership; and (vii) all furniture, fixtures, leasehold improvements, prepaid expenses and similar items capitalized on the books of the Partnership and any memberships purchased by the Partnership will be valued at the book value thereof, except that depreciation, amortization or other allowances for exhaustion of such items between the first day of the fiscal year in which the Inventory Date occurs and the Inventory Date shall be taken into account at the rates then employed by the Partnership for such items, whether or not the books of the Partnership actually reflect such depreciation, amortization or other allowance on the Inventory Date. No value will be placed upon nor will allowance be made for or on account of printing and stationery and other consumable assets charged as an expense by the Partnership upon acquisition.

          SECTION 1.31. In determining the value of the interest in the Partnership of the Limited Partner, the General Partner may establish such reserves as it deems prudent to provide for items of expense and loss relating to the portion of the fiscal year of the Partnership prior to the Inventory Date, and for all liabilities, contingent or otherwise, attributable to such period or to any or all prior periods during which the Limited Partner was a Partner or the interest of the Limited Partner continued at the risk of the business of the Partnership.

          SECTION 1.32. A statement of the amount due from the Partnership in respect of the Final Payment of the Limited Partner shall be promptly prepared. A copy of the statement shall be furnished to the Limited Partner. In the event any amount shall be due from the Limited Partner to the Partnership, the same shall be remitted to the Partnership promptly.

          SECTION 1.33. Reserve accounts shall be applied or liquidated with all due expedition, as determined by the General Partner in conjunction with the Partnership's accountants. To the extent that any reserve account shall exceed, or shall be estimated by the General Partner to exceed, the amount of the obligations, claims, causes of action or other contingencies for which it was established, the Limited Partner shall be paid its share of any such excess without interest. To the extent, if at all, that the reserve account proves insufficient or no reserve account was established therefor, the Limited Partner shall promptly remit to the Partnership its share of such shortfall, without interest.

          SECTION 1.34. Any dispute arising out of, or connected with, determinations reflected in any statement furnished pursuant to this Article XI shall, unless resolved by the parties, be submitted to the Partnership's accountants, and any determination by such accountants shall be final, binding and conclusive on the Partnership and the Limited Partner.

          SECTION 1.35. In no event shall the Limited Partner be required to remit to the Partnership any amount in excess of the Final Payment, or to remit any amount to the Partnership after the expiration of the statute of limitations applicable to any claim or potential claim with respect to an action, omission to act, event or occurrence which took place prior to the Limited Partner's withdrawal from the Partnership.

                                   ARTICLE XII

                ALLOCATION OF FORMER PARTNERS' PROFITS AND LOSSES

          SECTION 1.36. At such time as the Limited Partner shall no longer be entitled to participate in the profits and losses of the Partnership, its interest in future profits and losses of the Partnership shall be allocated in such manner and in such proportions as shall be determined by the General Partner, provided, however, that no allocation shall be made to the Limited Partner without its consent.

                                  ARTICLE XIII

                                BOOKS OF ACCOUNT

          SECTION 1.37. Complete and accurate books of account of the business of the Partnership shall be kept by or under the supervision of the General Partner at the principal place of business of the Partnership and shall be open to inspection by the Limited Partner, or by its accredited representatives, at any reasonable time during normal business hours.

                                   ARTICLE XIV

                             POSTPONEMENT OF PAYMENT

          SECTION 1.38. Notwithstanding any other provision of this Agreement, any payment to be made by the Partnership pursuant to Article XI hereof or otherwise hereunder to, or withdrawal of capital by, any Partner shall be postponed if, but only to the extent that, after giving effect to the payment or withdrawal, such payment or withdrawal, or any part thereof, would be prohibited by the provisions of Securities and Exchange Commission Rule 15c3-1 (or any successor Rule), or any Rule of the Exchange, or would render the Partnership unable to meet its capital requirements as a specialist firm on the Exchange. Any such postponement shall be until such time as the payment or withdrawal could be made pursuant to the provisions of said Rule 15c3-1 (or any successor Rule) and any Rule of the Exchange and until the Partnership, after giving effect to the payment or withdrawal, would be in compliance with its capital requirements as a specialist firm on the Exchange. In addition, any payment to be made by the Partnership pursuant to Article XI hereof or otherwise hereunder to, or withdrawal of capital by, any Partner shall be postponed if, but only to the extent that, after giving effect to the payment or withdrawal, such payment or withdrawal, or any part thereof, would contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of the property of the Partnership under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document, or any other agreement or instrument to which the Partnership is bound or by which the Partnership or any of its properties may be bound or affected. In accordance with Rule
313.11 of the Exchange, all withdrawals of capital hereunder shall be made only with the prior written approval of the Exchange and upon six months written notice to the Partnership given no sooner than six months after such contribution was first made, unless a different period of notice is consented to by the General Partner and approved by the Exchange.

          SECTION 1.39. In determining for purposes of Section 14.01 hereof whether any payment or withdrawal can be made and the extent thereof, any amounts due from the Partnership to or in respect of any Partner which other amounts are payable at or prior to the date on which such payment or withdrawal was initially scheduled (disregarding any postponement of the Partnership's obligation to make such payment), shall be deemed to have been paid and the net capital of the Partnership appropriately reduced.

          SECTION 1.40. Interest at the broker's call rate, as in effect from time to time, shall be payable in respect of payments postponed pursuant to the provisions of this Article XIV.

                                   ARTICLE XV

                          COMPLIANCE WITH THE EXCHANGE

          SECTION 1.41. This Agreement and all matters and things to be done and performed in connection with the Partnership business shall be subject to the Constitution, Rules, requirements and regulations, so far as applicable thereto, of the Exchange and shall be conducted strictly in compliance therewith. If any of the terms, covenants and conditions of this Agreement shall be in conflict with any provision of the Constitution, Rules, requirements or regulations of the Exchange, the same shall be deemed modified so as to conform therewith.

                                   ARTICLE XVI

                          INSOLVENCY OF GENERAL PARTNER

          SECTION 1.42. Notwithstanding any other provision in this Agreement, if at any time it shall be determined that the General Partner is insolvent (as such term is used in Title 11 of the United States Code), the Partnership shall be dissolved, unless the Limited Partner appoints another subsidiary of the Limited Partner to serve as the general partner of the Partnership and such subsidiary is admitted as the general partner of the Partnership.

                                   USE OF NAME

          SECTION 1.43. No person, other than the General Partner, the Limited Partner or a subsidiary or affiliate of either of them shall have any rights to the use of the name "LaBranche" or "LaBranche & Co." in any business other than the business of the Partnership.

                                  ARTICLE XVII

                                   ASSIGNMENT

          SECTION 1.44. No Partner may assign or encumber its interest in the Partnership without the prior written consent of the Exchange and of the General Partner.

                                  ARTICLE XVIII

                                   ARBITRATION

          SECTION 1.45. In the event that any dispute or controversy arises under or in connection with this Agreement, such dispute or controversy, except as otherwise expressly provided herein, shall be submitted for binding arbitration to the Exchange in accordance with the Rules and Procedures of the Exchange then obtaining.

                                   ARTICLE XIX

                           ADMINISTRATIVE CONVENIENCE

          SECTION 1.46. The General Partner has full power and authority on behalf of all the Partners, at any time and from time to time, in accordance with the rules of any national securities exchange (a) to designate one or more persons (i) to assign securities registered in the name of the Partnership, (ii) to execute powers of substitution, (iii) to guarantee the signatures of others to assignments of securities, and (iv) to make any certification or guarantee of any signature on documents submitted in support of the transfer of any securities, all with the same effect as if the name of the Partnership had been signed under like circumstances by the General Partner, (b) to adopt and authorize the use of a mechanically reproduced facsimile signature of the Partnership in connection with (i) the assignment of securities registered in the name of the Partnership, and (ii) the execution of powers of substitution, (c) to designate one or more of the employees of the Partnership to sign written contracts covering "seller option", "when issued" and "when distributed" transactions in the name of the Partnership with the same effect as if the name of the Partnership had been signed under like circumstances by the General Partner, and (d) to execute and file with any national securities exchange, in the name and on behalf of the Partnership, and the Partners severally, any and all such powers of attorney, agreements and other instruments (including agreements of indemnification) as may by such exchange be required to evidence or support action under Section 20.01(a), (b) or (c) hereof. The Limited Partner, by its execution of this Agreement, specifically ratifies and approves all such powers of attorney, agreements and other instruments

(including agreements of indemnification) as may heretofore have been executed and filed on behalf of the Partnership with any national securities exchange and which are still in force in connection with any matter described in Section 20.01(a), (b) or (c) hereof.

                                   ARTICLE XX

                           PROXY AND POWER OF ATTORNEY

          SECTION 1.47. Each of the parties to this Agreement does hereby irrevocably constitute and appoint George M.L. LaBranche, IV and James G. Gallagher, each acting singly, its true and lawful representative and attorney-in-fact, in its name, place and stead, to execute and deliver any certificate amending the Amended Certificate of Limited Partnership of the Partnership and any amendments thereto required by law or necessary to reflect this Agreement or any amendment of this Agreement and to execute and deliver such other instruments, documents, certificates or other writings, which may from time to time be necessary under the laws of the United Sates of America, the State of New York or any other jurisdiction or under the rules of any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership with the same force and effect as if such instrument, document, certificate or other written instrument had been personally executed by such party. Such representatives and attorneys-in-fact shall not, however, have any right, power or authority themselves to amend or modify this Agreement when acting in such capacities. This power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent bankruptcy of the Limited Partner.

                                   ARTICLE XXI

                                   DISSOLUTION

          SECTION 1.48. In the event of the dissolution of the Partnership, (i) the Managing Committee shall select one or more of its members or one or more others to act as liquidators; (ii) the liquidators shall promptly marshal the Partnership assets and pay the Partnership debts; (iii) the respective interests of the Partners shall be determined on the date of dissolution; (iv) the proceeds of liquidation shall be distributed in the following order: (A) to creditors of the Partnership, (B) to the Limited Partner in respect of its contribution to the capital of the Partnership, (C) to the General Partner in respect of its capital contribution to the Partnership, and (D) to each Partner in accordance with its positive capital account balance; (v) any interest in the Partnership of the Limited Partner held at the risk of the business pursuant to
Article XI hereof shall not be given the status of the Limited Partner's contribution of capital for purposes of distribution of the proceeds of liquidation; (vi) the liquidators shall pay or distribute to the Partners their respective interests in the Partnership, less the aggregate of reserves which have been established to pay or provide for creditors, as soon as possible and shall have the right to make distributions of assets in cash or in kind; (vii) the liquidators shall receive reasonable compensation and the necessary and reasonable out-of-pocket expenses of dissolution and liquidation, all of which shall be a charge against the Partnership assets in liquidation; and (viii) the liquidators shall render an account to the Partnership.

          SECTION 1.49. Notwithstanding anything to the contrary contained herein, in the event of the dissolution of the Partnership upon the expiration of the term of this Agreement, or any extension or renewal thereof, each Partner agrees that any withdrawal of capital upon any such dissolution which would cause the Partnership's "aggregate indebtedness" to exceed the percentages specified in Rules 326(a) and 326(b) of the Rules of the Board of Directors of the Exchange during the six months immediately preceding the date of the dissolution, may be postponed for a period of up to (6) six months of the stated date of dissolution, as the General Partner may deem necessary to ensure compliance with said rules, and any such capital so retained by the Partnership after the date of dissolution shall continue to be subject to all debts and obligations of the Partnership.

                                  ARTICLE XXII

                                     NOTICE

          SECTION 1.50. All notices permitted or required hereunder shall be in writing and shall be deemed duly given if (a) delivered personally to the person for whom intended or (b) mailed to the person for whom intended, by registered or certified mail, return receipt requested, addressed to the address shown on the Partnership records to be the addressee's then current address. Such notice shall be deemed to have been given when so delivered personally or upon mailing. Notice given to any two members of the Managing Committee shall constitute notice to the Partnership.

                                  ARTICLE XXIII

                                  MISCELLANEOUS

          SECTION 1.51. ENTIRE AGREEMENT. This Agreement (i) reflects the entire agreement among the parties and the breach by any party of any one of such agreements shall constitute a breach of all such agreements, (ii) from and after the effective date hereof, supersedes all prior partnership agreements among the parties hereto, (iii) shall be construed in accordance with the laws of the State of New York, and (iv) shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, heirs, executors and administrators and any continuing or successor partnerships or corporation succeeding to substantially all the business of the Partnership. Terms such as "herein", "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular and vice versa unless the context otherwise requires. The term "person" or "persons" includes natural persons, corporations and other legal entities unless the context otherwise requires. For purposes of this Agreement, the term "affiliate" shall mean any person directly or indirectly controlling, controlled by or under direct or indirect common control with any other person and shall include any person who is a partner, officer or director of any other person, and the term "control" shall have the meaning ascribed to it in Rule 405 under the Securities Act of 1933.

          SECTION 1.52. AMENDMENT. No provision of this Agreement shall be amended without the written consent of each of the Partners.

          SECTION 1.53. MEANINGS. As used herein, unless the context otherwise requires, the singular shall include the plural, and the term legal representatives shall include testamentary trustees or the curator, committee or other representative of an incompetent or bankrupt Partner.

          SECTION 1.54. EFFECTIVE DATE. This Agreement shall be and becomes effective as of the date first above written, subject to approval by the Exchange.

          SECTION 1.55. COUNTERPARTS. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the General Partner and the Limited Partner have executed this Agreement as of the date first set forth hereinabove.


                          LaB INVESTING CO. L.L.C., as general partner



                                   By:
                                      ------------------------------------------
                                   Name:  George M.L. LaBranche, IV
                                   Title: Managing Committee member



                                   By:
                                      ------------------------------------------
                                   Name:   Alfred O. Hayward, Jr.
                                   Title:  Managing Committee member



                                   By:
                                      ------------------------------------------
                                   Name:   James G. Gallagher
                                   Title:  Managing Committee member


                          LaBRANCHE & CO INC., as limited partner



                                   By:
                                      ------------------------------------------
                                   Name:  George M.L. LaBranche, IV
                                   Title: Chairman and Chief Executive Officer